Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Fourth Quarter 2025 Financial Results, Posts Record Revenue

CANTON, Mass., (February 26, 2026) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacturing, and sale of products for the advanced wound care, and surgical and sports medicine markets, today reported financial results for the fourth quarter and the year ended December 31, 2025.

Fourth Quarter 2025 Financial Results Summary:

•
Net product revenue of $225.1 million for the fourth quarter of 2025, an increase of $98.4 million compared to net product revenue of $126.7 million for the fourth quarter of 2024. Net product revenue for the fourth quarter of 2025 consists of:
o
Net product revenue from Advanced Wound Care products of $217.2 million, an increase of 83% from the fourth quarter of 2024.
o
Net product revenue from Surgical & Sports Medicine products of $7.9 million, a decrease of 2% from the fourth quarter of 2024.
•
Net income of $43.7 million for the fourth quarter of 2025, compared to net income of $7.7 million for the fourth quarter of 2024, an increase in net income of $36.0 million.
•
Adjusted EBITDA of $84.2 million for the fourth quarter of 2025, compared to Adjusted EBITDA of $18.2 million for the fourth quarter of 2024, an increase of $66.0 million.
•
Adjusted net income of $52.9 million for the fourth quarter of 2025, compared to adjusted net income of $8.8 million for the fourth quarter of 2024, an increase of $44.1 million.

Fiscal Year 2025 Financial Results Summary:

•
Net product revenue of $563.0 million for the year ended December 31, 2025, an increase of $81.0 million compared to net product revenue of $482.0 million for the year ended December 31, 2024. Net product revenue for the year ended December 31, 2025 consists of:
o
Net product revenue from Advanced Wound Care products of $531.2 million, an increase of 17% year over year.
o
Net product revenue from Surgical & Sports Medicine products of $31.8 million, an increase of 12% year over year.
•
Net income of $37.0 million for the year ended December 31, 2025, compared to net income of $0.9 million for the year ended December 31, 2024, an increase of $36.2 million.
•
Adjusted EBITDA of $98.1 million for the year ended December 31, 2025, compared to Adjusted EBITDA of $49.8 million for the year ended December 31, 2024, an increase of $48.4 million.
•
Adjusted net income of $55.2 million for the year ended December 31, 2025, compared to adjusted net income of $20.5 million for the year ended December 31, 2024, an increase of $34.7 million.

“We delivered record performance in 2025 by demonstrating a sustained ability to execute on our strategy in a complex and challenging market,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “With meaningful payment reform in place, we believe we are well positioned to navigate short-term market confusion and deliver long-term growth driven by the most comprehensive and evidenced-backed portfolio on the market.”

Mr. Gillheeney, Sr. continued: “While we expect the first half of 2026 to be impacted by the market adapting to the sweeping changes from CMS to reform coverage and payment for skin substitutes, we expect to drive significant market share gains in the second half of 2026, and we remain confident in the long-term opportunity for Organogenesis. After a period of transition in the market in 2026, we expect to return to normalized growth in 2027.”

Fourth Quarter 2025 Financial Results:

	Three Months Ended December 31,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$217,168	$118,585	$98,583	83%
Surgical & Sports Medicine	7,903	8,071	(168)	(2%)
Net product revenue	$225,071	$126,656	$98,415	78%

Net product revenue for the fourth quarter of 2025 was $225.1 million, compared to $126.7 million for the fourth quarter of 2024, an increase of $98.4 million, or 78%. The increase in net product revenue was driven by an increase of $98.6 million, or 83%, in net product revenue for Advanced Wound Care products, and a decrease of $0.2 million, or 2%, in net product revenue for Surgical & Sports Medicine products.

Gross profit for the fourth quarter of 2025 was $175.2 million, or 78% of net product revenue, compared to $95.6 million, or 75% of net product revenue for the fourth quarter of 2024, an increase of $79.5 million, or 83%.

Operating expenses for the fourth quarter of 2025 were $162.3 million, compared to $116.4 million for the fourth quarter of 2024, an increase of $45.9 million, or 39%. Cost of goods sold was $49.9 million for the fourth quarter of 2025, compared to $31.1 million for the fourth quarter of 2024, an increase of $18.9 million, or 61%. Selling, general and administrative expenses were $100.2 million for the fourth quarter of 2025, compared to $73.9 million for the fourth quarter of 2024, an increase of $26.3 million, or 36%. R&D expense was $10.3 million for the fourth quarter of 2025, compared to $11.5 million for the fourth quarter of 2024, a decrease of $1.2 million, or 11%. The Company recorded write-down expense of $1.9 million in the fourth quarter of 2025.

Operating income for the fourth quarter of 2025 was $63.3 million, compared to an operating income of $10.2 million for the fourth quarter of 2024, an increase in operating income of $53.1 million, or 519%.

Total other income (expense), net, for the fourth quarter of 2025 was $0.1 million income, compared to less than $0.1 million income for the fourth quarter of 2024, an increase of $0.1 million.

Net income for the fourth quarter of 2025 was $43.7 million, or $0.25 per share, compared to a net income of $7.7 million, or $0.04 per share, for the fourth quarter of 2024, an increase in net income of $36.0 million, or $0.21 per share.

Adjusted EBITDA was $84.2 million for the fourth quarter of 2025, compared to $18.2 million for the fourth quarter of 2024, an increase of $66.0 million, or 363%.

Adjusted net income was $52.9 million for the fourth quarter of 2025, compared to $8.8 million for the fourth quarter of 2024, an increase of $44.1 million, or 504%.

Non-GAAP operating income was $75.9 million for the fourth quarter of 2025, compared to $11.7 million for the fourth quarter of 2024, an increase of $64.2 million, or 549%.

Fiscal Year 2025 Financial Results:

	Year Ended December 31,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$531,242	$453,639	$77,603	17%
Surgical & Sports Medicine	31,788	28,404	3,384	12%
Net product revenue	$563,030	$482,043	$80,987	17%

Net product revenue for the year ended December 31, 2025 was $563.0 million, compared to $482.0 million for the year ended December 31, 2024, an increase of $81.0 million, or 17%. The increase in net product revenue was driven by an increase of $77.6 million, or 17%, in net product revenue for Advanced Wound Care products and an increase of $3.4 million, or 12%, in net product revenue for Surgical & Sports Medicine products.

Gross profit for the year ended December 31, 2025 was $425.5 million, or 76% of net product revenue, compared to $366.3 million, or 76% of net product revenue for the year ended December 31, 2024, an increase of $59.2 million, or 16%.

Operating expenses for the year ended December 31, 2025 were $519.5 million compared to $483.3 million for the year ended December 31, 2024, an increase of $36.1 million or 7%. Cost of goods sold was $137.5 million for the year ended December 31, 2025, compared to $115.7 million for the year ended December 31, 2024, an increase of $21.8 million, or 19%. Selling, general and administrative expenses were $326.2 million for the year ended December 31, 2025, compared to $294.5 million for the year ended December 31, 2024, an increase of $31.7 million, or 11%. R&D expense was $44.5 million for the year ended December 31, 2025, compared to $50.3 million for the year ended December 31, 2024, a decrease of $5.7 million, or 11%. For the years ended December 31, 2025 and 2024, the Company recorded impairment and write-down expenses of $11.2 million and $22.8 million, respectively.

Operating income for the year ended December 31, 2025 was $44.7 million, compared to operating loss of ($1.3) million for the year ended December 31, 2024, an increase in operating income of $46.0 million.

Total other income (expense), net, for the year ended December 31, 2025, was $2.3 million income, compared to $(1.5) million expense for the year ended December 31, 2024, a change of $3.8 million.

Net income for the year ended December 31, 2025 was $37.0 million, or $0.16 per share, compared to net income of $0.9 million or $(0.01) per share, for the year ended December 31, 2024, an increase in net income of $36.2 million, or $0.17 per share.

Adjusted EBITDA was $98.1 million for the year ended December 31, 2025, compared to $49.8 million for the year ended December 31, 2024, an increase of $48.4 million, or 97%.

Adjusted net income was $55.2 million for the year ended December 31, 2025, compared to $20.5 million for the year ended December 31, 2024, an increase in adjusted net income of $34.7 million, or 170%.

Non-GAAP operating income was $69.6 million for the year ended December 31, 2025, compared to $25.6 million for the year ended December 31, 2024, an increase in Non-GAAP operating income of $44.0 million, or 172%.

As of December 31, 2025, the Company had $94.3 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2024.

Fiscal Year 2026 Outlook:

For the year ending December 31, 2026, the Company expects:

•
Total net revenue between $350.0 million and $420.0 million, representing a decline in the range of 25% to 38%, as compared to total net revenue of $564.2 million for the year ended December 31, 2025.
o
The 2026 total net revenue guidance range assumes a significant year-over-year decline in revenue for the three months ending March 31, 2026, and strong quarter-over-quarter growth in the second, third and fourth quarters of fiscal year 2026.

Fourth Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on February 26th to discuss the results of the quarter and the fiscal year, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$93,679	$135,571
Restricted cash	652	580
Accounts receivable, net of allowance for credit losses of $16,089 and $9,576	217,451	109,861
Inventories, net	29,627	26,219
Asset held for sale (Note 8)	2,425	—
Prepaid expenses and other current assets	18,354	13,710
Total current assets	362,188	285,941
Property and equipment, net	103,711	89,128
Intangible assets, net	9,145	12,468
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	55,749	37,110
Deferred tax asset, net	29,962	39,462
Other assets	9,203	5,005
Total assets	$598,730	$497,886

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$9,435	$1,170
Current portion of operating lease obligations - related party	4,258	3,671
Current portion of operating lease obligations	4,949	4,272
Accounts payable	31,949	28,911
Accrued expenses and other current liabilities	49,533	39,453
Total current liabilities	100,124	77,477
Finance lease obligations, net of current portion	12,788	718
Operating lease obligations, net of current portion - related party	28,237	8,283
Operating lease obligations, net of current portion	22,470	25,198
Other liabilities	1,193	894
Total liabilities	164,812	112,570

Commitments and contingencies (Note 20)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding; liquidation preference of $142,217 and $131,387 at December 31, 2025 and 2024, respectively.	133,789	122,419

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 127,680,424 and 126,458,784 shares issued; 126,951,876 and 125,730,236 shares outstanding at December 31, 2025 and 2024, respectively	13	13
Additional paid-in capital	303,194	302,994
Accumulated deficit	(3,078)	(40,110)
Total stockholders' equity	300,129	262,897
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$598,730	$497,886

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Net product revenue	$225,071	$126,656	$563,030	$482,043
Grant income	536	—	1,139	—
Total revenue	225,607	126,656	564,169	482,043
Operating expenses:
Cost of goods sold	49,918	31,051	137,522	115,741
Selling, general and administrative	100,174	73,856	326,236	294,513
Research and development	10,286	11,530	44,542	50,271
Write-down to fair value for asset held for sale	1,940	—	11,175	—
Impairment of property and construction	—	—	—	18,842
Write-down of capitalized internal-use software costs	—	—	—	3,959
Total operating expenses	162,318	116,437	519,475	483,326
Income (loss) from operations	63,289	10,219	44,694	(1,283)
Other income (expense), net:
Interest income (expense), net	236	61	2,281	(1,544)
Other income (expense), net	(98)	(27)	(5)	20
Total other income (expense), net	138	34	2,276	(1,524)
Net income (loss) before income taxes	63,427	10,253	46,970	(2,807)
Income tax benefit (expense)	(19,727)	(2,580)	(9,938)	3,668
Net income and comprehensive income	43,700	7,673	37,032	861
Accretion of redeemable convertible preferred stock to redemption value	(150)	(412)	(540)	(412)
Cumulative dividend on redeemable convertible preferred stock	(2,788)	(1,386)	(10,830)	(1,386)
Undistributed earnings allocated to participating redeemable convertible preferred stock	(9,228)	(738)	(5,640)	—
Net income (loss) attributable to common stockholders	$31,534	$5,137	$20,022	$(937)
Net income (loss) per share:
Basic	$0.25	$0.04	$0.16	$(0.01)
Diluted	$0.24	$0.04	$0.15	$(0.01)
Weighted-average common shares outstanding
Basic	126,913,293	129,679,843	126,738,136	131,673,278
Diluted	132,206,983	132,162,370	130,248,412	131,673,278

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income	$37,032	$861	$4,945
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,273	13,623	10,448
Amortization of intangible assets	3,323	3,403	4,918
Reduction in the carrying value of right-of-use assets	8,342	8,348	8,083
Non-cash interest expense	375	394	427
Deferred interest expense	—	305	490
Deferred tax expense (benefit)	9,500	(10,719)	2,012
Loss on disposal of property and equipment	188	1,140	235
Loss on lease termination	—	—	559
Loss on extinguishment of term loan	—	215	—
Provision recorded for credit losses	8,213	3,938	1,297
Adjustment for excess and obsolete inventories	15,353	8,210	6,580
Stock-based compensation	13,298	10,578	8,996
Write-down to fair value for asset held for sale (Note 8)	11,175	—	—
Impairment of property and construction (Note 8)	—	18,842	—
Write-down of capitalized internal-use software costs (Note 8)	—	3,959	—
Changes in operating assets and liabilities:
Accounts receivable	(115,803)	(31,800)	5,539
Inventories	(17,915)	(6,204)	(8,179)
Prepaid expenses and other current and other assets	(183)	(2,549)	(10,115)
Operating leases	(8,491)	(14,066)	(8,439)
Accounts payable	(528)	(2,372)	(108)
Accrued expenses and other current liabilities	10,381	9,164	3,138
Other liabilities	158	(1,062)	91
Net cash provided by (used in) operating activities	(10,309)	14,208	30,917
Cash flows from investing activities:
Purchases of property and equipment	(14,151)	(10,032)	(24,364)
Net cash used in investing activities	(14,151)	(10,032)	(24,364)
Cash flows from financing activities:
Construction of landlord assets, net of tenant allowance	(14,461)	—	—
Term loan repayments under the 2021 Credit Agreement	—	(66,563)	(4,688)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	120,688	—
Payments for the repurchase of common stock	—	(25,479)	—
Principal repayments of finance lease obligations	(1,171)	(1,081)	(485)
Proceeds from the exercise of stock options	157	1,247	—
Payments of withholding taxes in connection with RSUs vesting	(1,885)	(1,175)	(332)
Net cash provided by (used in) financing activities	(17,360)	27,637	(5,505)
Change in cash, cash equivalents and restricted cash	(41,820)	31,813	1,048
Cash, cash equivalents, and restricted cash, beginning of year	136,151	104,338	103,290
Cash, cash equivalents, and restricted cash, end of year	$94,331	$136,151	$104,338
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$4,970	$5,436
Cash paid for income taxes	$5,346	$6,965	$3,052
Supplemental disclosure of non-cash investing and financing activities:
Cumulative effect adjustment for adoption of ASU No. 2016-13	$—	$—	$615
Change in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$715	$(432)	$841
Right-of-use assets obtained through operating lease obligations	$26,981	$5,109	$5,869
Right-of-use assets obtained through finance lease obligations	$21,506	$—	$3,454
Redeemable convertible preferred stock issuance costs included in accrued expenses	$—	$67	$—
Prepaid rent reclassified to right-of-use assets	$—	$230	$—
Landlord asset additions included in accounts payable and other liabilities, net of tenant allowances	$2,691	$—	$—
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$11,370	$1,798	$—

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and Adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and Adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and Adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net income excluding: (i) interest expense (income), net, (ii) income tax expense (benefit), (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2025	2024	2025	2024
Net income	$43,700	$7,673	$37,032	$861
Interest expense (income), net	(236)	(61)	(2,281)	1,544
Income tax expense (benefit)	19,727	2,580	9,938	(3,668)
Depreciation and amortization	4,066	3,615	15,273	13,623
Amortization of intangible assets	798	834	3,323	3,403
EBITDA	68,055	14,641	63,285	15,763
Stock-based compensation expense	4,324	2,891	13,298	10,578
Write-down to fair value for asset held for sale (1)	1,940	—	11,175	—
Restructuring charge (2)	—	—	516	—
Impairment of property and construction (3)	—	—	—	18,842
Write-down of capitalized software costs (4)	—	—	—	3,959
Disposal of construction in progress (5)	—	645	—	645
FDA BLA fees for ReNu (6)	4,682	—	4,682	—
PFS regulation related charges (7)	3,723	—	3,723	—
Inventory write-downs (8)	1,458	—	1,458	—
Adjusted EBITDA	$84,182	$18,177	$98,137	$49,787

(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.
(2)
Amounts reflect employee retention and benefits as well as other exit costs associated with our restructuring activities.
(3)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(4)
Amount reflects the write-down of costs previously capitalized as construction in progress in the development of internal-use software, that the Company determined have no future value.
(5)
Amount reflects construction in progress terminated and disposed of at one of our Canton, Massachusetts facilities, resulting from the Company’s decision to move certain operations to a new manufacturing facility in Smithfield, RI.
(6)
Amount reflects fees paid to the FDA in connection with the ReNu BLA filing.

(7)
Amount reflects non-recurring inventory write-down adjustments for excess and obsolete inventory resulting from a shift in product lines due to the Physician Fee Schedule (“PFS”) regulatory changes of $3.0 million and an asset write-off of $0.7 million for upfront licensing cost related to this product line.
(8)
Amount reflects non-recurring inventory write-down adjustments for excess and obsolete inventory resulting from a one-time loss of key distributor in a certain international location.

Adjusted net income

Adjusted net income is defined as GAAP net income plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net income to non-GAAP Adjusted net income, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2025	2024	2025	2024
Net income	$43,700	$7,673	$37,032	$861
Amortization of intangible assets	798	834	3,323	3,403
Write-down to fair value for asset held for sale (1)	1,940	—	11,175	—
Restructuring charge (2)	—	—	516	—
Impairment of property and construction (3)	—	—	—	18,842
Write-down of capitalized software costs (4)	—	—	—	3,959
Disposal of construction in progress (5)	—	645	—	645
FDA BLA fees for ReNu (6)	4,682	—	4,682	—
PFS regulation related charges (7)	3,723	—	3,723	—
Inventory write-downs (8)	1,458	—	1,458	—
Tax on above	(3,402)	(399)	(6,717)	(7,249)
Adjusted net income	$52,899	$8,753	$55,192	$20,461
(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.
(2)
Amounts reflect employee retention and benefits as well as other exit costs associated with our restructuring activities.
(3)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(4)
Amount reflects the write-down of costs previously capitalized as construction in progress in the development of internal-use software, that the Company determined have no future value.
(5)
Amount reflects construction in progress terminated and disposed of at one of our Canton, Massachusetts facilities, resulting from the Company’s decision to move certain operations to a new manufacturing facility in Smithfield, RI.
(6)
Amount reflects fees paid to the FDA in connection with the ReNu BLA filing.
(7)
Amount reflects non-recurring inventory write-down adjustments for excess and obsolete inventory resulting from a shift in product lines due to PFS regulatory changes of $3.0 million and an asset write-off of $0.7 million for upfront licensing cost related to this product line.
(8)
Amount reflects non-recurring inventory write-down adjustments for excess and obsolete inventory resulting from a one-time loss of key distributor in a certain international location.

Non-GAAP Operating Income

Non-GAAP operating income is defined as GAAP income (loss) from operations plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP income (loss) from operations to non-GAAP operating income, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2025	2024	2025	2024
Income (loss) from operations	$63,289	$10,219	$44,694	$(1,283)
Amortization of intangible assets	798	834	3,323	3,403
Write-down to fair value for asset held for sale (1)	1,940	—	11,175	—
Restructuring charge (2)	—	—	516	—
Impairment of property and construction (3)	—	—	—	18,842
Write-down of capitalized software costs (4)	—	—	—	3,959
Disposal of construction in progress (5)	—	645	—	645
FDA BLA fees for ReNu (6)	4,682	—	4,682	—
PFS regulation related charges (7)	3,723	—	3,723	—
Inventory write-downs (8)	1,458	—	1,458	—
Non-GAAP operating income	$75,890	$11,698	$69,571	$25,566

(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.
(2)
Amounts reflect employee retention and benefits as well as other exit costs associated with our restructuring activities.
(3)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(4)
Amount reflects the write-down of costs previously capitalized as construction in progress in the development of internal-use software, that the Company determined have no future value.
(5)
Amount reflects construction in progress terminated and disposed of at one of our Canton, Massachusetts facilities, resulting from the Company’s decision to move certain operations to a new manufacturing facility in Smithfield, RI.
(6)
Amount reflects fees paid to the FDA in connection with the ReNu BLA filing.
(7)
Amount reflects non-recurring inventory write-down adjustments for excess and obsolete inventory resulting from a shift in product lines due to PFS regulatory changes of $3.0 million and an asset write-off of $0.7 million for upfront licensing cost related to this product line.
(8)
Amount reflects non-recurring inventory write-down adjustments for excess and obsolete inventory resulting from a one-time loss of key distributor in a certain international location.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “assume,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected quarterly and annual revenue for fiscal 2026, the Company’s expectations regarding the impact of CMS’ updated 2026 Medicare reimbursement and coverage changes, and the Company’s longer-term expectations regarding market share gains, opportunities and growth. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products, particularly in light of CMS’ updated 2026 Medicare reimbursement and coverage changes; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) the Company’s ability to build out its Smithfield, Rhode Island facility on time and on budget; (11) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2025 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
ICR Healthcare

Mike Piccinino, CFA

OrganoIR@icrinc.com

Press and Media Inquiries:
Organogenesis

communications@organo.com